exhibit 10.8

AMENDED AND RESTATED SEVENTEENTH AMENDMENT TO

SENIOR FIRST LIEN CREDIT AGREEMENT

This Amended and Restated Seventeenth Amendment to Senior First Lien Credit Agreement (this “Amendment”) is entered into August 27, 2014 (the “Revised Seventeenth Amendment Date”), but effective as of January 15, 2013 (the “Seventeenth Amendment Date”) among Empire Energy E&P, LLC, a Pennsylvania limited liability company (“Empire E&P”) and Empire Energy USA, LLC, a Delaware limited liability company (“Empire USA”); each a “Borrower” and collectively, “Borrowers”) and Macquarie Bank Limited, a bank incorporated under the laws of Australia, as lender (“Lender”; together with Borrowers, and the other undersigned parties hereto, each a “Party” and, collectively, the “Parties”).

Background

A.           Borrowers and Lender have previously entered into a Senior First Lien Secured Credit Agreement dated February 26, 2008 (as amended by the First Amendment to Credit Agreement dated March 18, 2009, the Second Amendment to Credit Agreement dated May 22, 2009, the Third Amendment to Credit Agreement dated November 2, 2009, the Fourth Amendment to Credit Agreement dated December 23, 2009, the Fifth Amendment to Credit Agreement dated March 23, 2010, the Sixth Amendment to Credit Agreement dated April 16, 2010, the Seventh Amendment to Credit Agreement dated May 21, 2010, the Eighth Amendment to Credit Agreement dated May 28, 2010, the Ninth Amendment to Credit Agreement dated June 3, 2010, the Tenth Amendment to Credit Agreement dated June 11, 2010, the Eleventh Amendment to Credit Agreement dated June18, 2010, the Twelfth Amendment to Credit Agreement dated July 1, 2010, the Thirteenth Amendment to Credit Agreement dated December 23, 2010, the Fourteenth Amendment to Credit Agreement dated April 15, 2011, the Fifteenth Amendment to Credit Agreement dated May 11, 2011, the Sixteenth Amendment to Credit Agreement dated July 17, 2012, the Seventeenth Amendment to Credit Agreement dated June 30, 2014 (the “Original Seventeenth Amendment”) and as otherwise amended, modified and restated from time to time, collectively, the “Credit Agreement”).

B.           The Original Seventeenth Amendment modified certain terms and conditions of the Credit Agreement and provided certain accommodations to Borrower in relation to various fees payable to Lender (the “Fee Relief”), but only if Borrower satisfied certain conditions. Borrower did not satisfy the relevant conditions. Because the Fee Relief is no longer available to Borrower, Lender and Borrower desire to amend and restate the Original Seventeenth Amendment to remove the provisions relating to the Fee Relief.

C.           Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.          New Definitions and Modifications to Existing Definitions. Article I of the Credit Agreement is modified as follows:

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(a)          The definition of “Maturity Date” is deleted in its entirety and replaced with the following:

“Maturity Date” means, for all Loans, 26 February 2016.

2.          Additional Amendments to the Credit Agreement.

(a)          Section 7.13, Quarterly Net Revenue Interest Production Levels, of the Credit Agreement is deleted in its entirety and replaced with the following text:

“Section 7.13 Quarterly Net Revenue Interest Production Levels. As of the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2013, Borrowers shall not allow their Net Revenue Interest Natural Gas production sold and Net Revenue Interest Crude Oil production sold to fall below the respective amounts for such fiscal quarter set forth on Schedule 7.13.”

(b)          Schedule 7.12, Quarterly Net Operating Cash Flow, of the Credit Agreement is deleted in its entirety and replaced with Schedule 7.12 as attached to this Amendment.

(c)           Schedule 7.13, Quarterly Net Revenue Interest Production Levels, of the Credit Agreement is deleted in its entirety and replaced with Schedule 7.13 as attached to this Amendment.

3.          Reaffirmation of Representations and Warranties; Title Due Diligence. Each Borrower, to induce Lender to enter into this Amendment, hereby reaffirms, as of the Seventeenth Amendment Date (except to the extent the previous representations and warranties speak as to a certain date), its representations and warranties contained in Article IV of the Credit Agreement and in all other Loan Documents.

4.          Guarantor. Empire Energy Group Limited (formerly Imperial Corporation Limited), an entity organized under the laws of New South Wales, Australia (“Guarantor”), hereby reaffirms and ratifies (i) the Guaranty and any Security Document to which it is a party and the respective warranties, representations and covenants set forth therein and (ii) the warranties, representations and covenants set forth in the Credit Agreement, as amended hereby, regarding Guarantor.

5.          Ratification of Liens and Security Interests. Each Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by each Borrower in favor of Lender in and to the Collateral and represent, warrant and covenant that such liens and security interests are valid, existing and in full force and effect.

6.          Conditions Precedent. The amendments contained in sections 1 and 2 of this Amendment shall be effective once each of the following has occurred to Lender’s satisfaction:

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(a)          This Amendment executed by the Parties hereto has been delivered to Lender;

(b)          Borrowers must pay to Lender a fee equal to 1.00% of the outstanding balance of the Loans (excluding any accrued interest) (“Extension Fee”); and

(c)          Such other documents or deliverables as Lender may request have been received by Lender.

7.          Representations and Warranties. The Parties hereto (other than Lender) represent and warrant to Lender that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company action, (c) no other consent of any Person (other than Lender), other than those already obtained, is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not and will not violate (i) any provision of law, (ii) the Charter Documents of such Parties or (iii) any agreement binding upon such Parties or any of their respective properties, and (e) no Default or Event of Default has occurred and is continuing. The Parties hereto (other than Lender) further represent and warrant to Lender that this Amendment represents the legal, valid and binding obligations of each such Party enforceable against each such Party in accordance with its terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

8.          Scope of Amendment. This Amendment is a Loan Document. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment and any amendments to any other Loan Documents executed in connection herewith, the Loan Documents to which each Party (other than Lender) is a party, are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. The Parties (other than Lender) hereto hereby release Lender from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the execution of this Amendment on the Revised Seventeenth Amendment Date. Any course of dealing among the Parties hereto (other than Lender) or Lender or any other Person will not be deemed to have altered or amended the Credit Agreement or affected any Party’s right to enforce the Credit Agreement as written. This Amendment amends and restates the Original Seventeenth Amendment in its entirety. The execution of this Amendment will not be deemed to modify in any way the terms of any other amendment or waiver executed in relation to the Credit Agreement after the Seventeenth Amendment Date, each of which will continue in full force and effect.

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9.          Miscellaneous.

a.           Form. Each agreement, document, instrument or other writing to be furnished to Lender in connection with this Amendment must be in form and substance satisfactory to Lender and its counsel.

b.           Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

c.           Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution and recording, as applicable, of this Amendment and the other documents related hereto, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

d.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

e.           Assignment. No Party shall assign this Amendment or any part hereof without the prior written consent of the other Parties.

f.            Further Assurances. The Parties agree (i) to use commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Amendment, (ii) to execute any documents, instruments or filings, including without limitation Uniform Commercial Code filings, any local county filings and any necessary amendments or restatements of any applicable collateral documents, of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated under this Amendment, and (iii) to cooperate with each other Party in connection with the foregoing. The Parties (other than Lender) authorize Lender to attach any schedules, exhibits, legal descriptions or recording information that may be required by any recording office upon the filing of this Amendment.

g.           Interpretation. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

h.           Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

i.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

j.            Entirety. This Amendment and the other Loan Documents (as amended hereby) Represent the Final Agreement By and Among Borrowers, Lender and the other Parties hereto and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

[Signatures are on the immediately following page]

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LENDER:

MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia

By:	/s/ Robert McRobbie

Name:	Robert McRobbie

Title:	Division Director

By:	/s/ Katie Choi

Name:	Katie Choi

Title:	Division Director

Macquarie POA #938 dated 22nd November 2012, expiring 30 November 2014, signed in Sydney

BORROWERS:

EMPIRE ENERGY E&P, LLC, a Pennsylvania limited liability company

By:	/s/ Bruce McLeod
Bruce McLeod
President and CEO

EMPIRE ENERGY USA, LLC, a Delaware limited liability company

By:	/s/ Bruce McLeod
Bruce McLeod
Chairman and CEO

GUARANTOR:

EMPIRE ENERGY GROUP LIMITED (formerly IMPERIAL CORPORATION LIMITED), a corporation duly incorporated and existing under the laws of Australia

By:	/s/ Bruce McLeod
Bruce McLeod
Director

By:	/s/ Bruce McLeod
Rachel Ryan
Company Secretary

Schedule 7.12, Quarterly Net Operating Cash Flow

TO THE SEVENTEENTH AMENDMENT

Schedule 7.12

Quarterly Net Operating Cash Flow

Net Cumulative Cash Flow
Quarter Ending	(US$)

March 31, 2013	$2,627,000
June 30, 2013	$5,201,000
September 30, 2013	$7,740,000
December 31, 2013	$10,211,000
March 31, 2014	$12,544,000
June 30, 2014	$14,863,000
September 30, 2014	$17,163,000
December 31, 2014	$19,415,000
March 31, 2015	$21,372,000
June 30, 2015	$23,329,000
September 30, 2015	$25,286,000
December 31, 2015	$27,243,000
March 31, 2016	$28,687,000

Schedule 7.13, Quarterly Net Revenue Interest Production Levels

TO THE SEVENTEENTH AMENDMENT

Schedule 7.13

Quarterly Net Revenue Interest Production Levels

	Net Revenue Interest Production Levels	Net Revenue Interest Production Levels
Quarter Ending	(mmcf)	(mbbl)

March 31, 2013	396	34
June 30, 2013	791	67
September 30, 2013	1,183	101
December 31, 2013	1,570	133
March 31, 2014	1,942	164
June 30, 2014	2,313	195
September 30, 2014	2,683	225
December 31, 2014	3,048	255
March 31, 2015	3,396	284
June 30, 2015	3,744	313
September 30, 2015	4,092	341
December 31, 2015	4,440	370
March 31, 2016	4,764	397